                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Heartland Wireless Communications, Inc.:


We consent to incorporation by reference in the registration statements (No. 333-04263 and No. 333-05943) on Form S-8 of Heartland Wireless Communications, Inc. of our report dated March 24, 1998, relating to the consolidated balance sheets of Heartland Wireless Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Heartland Wireless Communications, Inc.

As discussed in note 1(e) to the consolidated financial statements, the Company changed its method of accounting for the direct costs and installation fees related to subscriber installations in 1995.



                                          KPMG Peat Marwick LLP





Dallas, Texas
March 24, 1998